UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2010

RAPID LINK, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 71st Street, Suite 500

Miami Beach, Florida 33141

(Address of principal executive offices) (Zip Code)

305-993-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K dated March 2, 2010 (the “Original Report”) filed by Rapid Link, Incorporated (“Rapid Link”). The Original Report is being amended by this Form 8-K/A to provide audited financial statements, unaudited interim financial statements and unaudited pro forma condensed financial statements as required by Item 9.01 of Form 8-K.

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Rapid Link,” the “Company,” “us,” “our” or “we” are to Rapid Link, Incorporated.

Item 2.01	Completion of Acquisition or Disposition of Assets

As reported in the Original Report, on February 24, 2010, we consummated the initial closing under a Share Exchange Agreement, dated October 13, 2009, as amended by an Amendment to Share Exchange Agreement, dated January 21, 2010 (collectively, the “Share Exchange Agreement”), by and among the Company, Blackbird Corporation (“Blackbird”), certain of our principal shareholders, certain principal shareholders of Blackbird, and Mr. Prepaid, Inc., formerly a wholly-owned subsidiary of Blackbird (“Mr. Prepaid”).

A copy of the Share Exchange Agreement was filed as an exhibit to our Current Report on Form 8-K filed on October 19, 2009 and is incorporated herein by reference. A copy of the Amendment to Share Exchange Agreement was filed as an exhibit to our Current Report on Form 8-K filed on January 27, 2010 and is incorporated herein by reference.

Pursuant to the Share Exchange Agreement, we acquired from Blackbird all of the issued and outstanding shares of capital stock of Mr. Prepaid in exchange for 10,000,000 shares of our newly-created Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As a result, Mr. Prepaid became our wholly-owned subsidiary. Mr. Prepaid is in the business of providing prepaid telecommunication and transaction based point of sale activation solutions through approximately 1,000 independent retailers in the Eastern United States. Mr. Prepaid’s product offering includes prepaid wireless PINs for use with various mobile telephone providers.

The Series A Preferred Stock has certain rights and preferences including full voting rights. In addition, the shares of Series A Preferred Stock issued to Blackbird upon the initial closing are convertible into 520,000,000 shares of our common stock. As a result, on an as-converted basis, these 520,000,000 shares of common stock would constitute approximately 80% of our then-issued and outstanding shares of common stock. The conversion of the Series A Preferred Stock issued to Blackbird is subject to our amending our certificate of incorporation to increase the amount of shares of common stock authorized to be issued by the Company to an amount sufficient to permit the conversion of all such shares of Series A Preferred Stock. The description of the rights and preferences of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Certificate of Designations”) the full text of which was filed as an exhibit to the Original Report and is incorporated by this reference.

Immediately after the initial closing, we transferred all of the outstanding capital stock of our former wholly-owned subsidiaries, Telenational Communications, Inc. (“Telenational”) and One Ring Networks, Inc. (“One Ring”), to a third party. In connection with this transfer, the transferee also assumed the balance of the indebtedness due to the Lenders. The transfer of Telenational and One Ring is without recourse or liability to the Company. At this time it is not possible to determine if the transfer of capital stock of the other Blackbird subsidiaries or the transfer of Telenational will occur. The conditions and events necessary to complete these transfers have not yet occurred and may not be able to be completed. Therefore, these transfers are not included or contemplated in the unaudited pro forma financial information.

2

As previously disclosed, on the terms and subject to the conditions set forth in the Share Exchange Agreement, at a subsequent closing subject to the satisfaction of certain additional conditions including obtaining consents to transfer certain telecommunications licenses from the Federal Communication Commission and state regulatory authorities, Blackbird will also deliver to the Company all of the issued and outstanding shares of capital stock of all other Blackbird subsidiaries. At such subsequent closing, certain assets necessary to conduct the core business of Telenational will be transferred to a wholly-owned subsidiary of the Company in exchange for the assumption by such transferee of $1.85 million of indebtedness owed to certain creditors. Such indebtedness will be secured by the Telenational assets.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Independent Auditors’ Report

Balance Sheets as of October 31, 2008, October 31, 2009 and January 31, 2010

Statements of Loss and Deficit for the Years Ended October 31, 2008 and October 31, 2009 and for the three months ended January 31, 2009 and January 31, 2010

Statements of Cash Flows for the Years Ended October 31, 2008 and October 31, 2009 and for the three months ended January 31, 2009 and January 31, 2010

Notes to Consolidated Financial Statements for the Years Ended October 31, 2008 and 2009 and for the three months ended January 31, 2010 and January 31, 2009

(b)	Pro Forma Financial Information

Introduction to Unaudited Condensed Pro Forma Financial Information

Unaudited Pro Forma Condensed Balance Sheet as of January 31, 2010

Unaudited Pro Forma Condensed Statement of Operations for the Year Ended October 31, 2009

Unaudited Pro Forma Condensed Statement of Operations for the period ended January 31, 2010

Notes to Unaudited Condensed Pro Forma Financial Statements

(c)	Shell company transactions

None.

(d)	Exhibits

None.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINK, INCORPORATED

Dated: May 10, 2010	By:	/s/ Charles J. Zwebner
Charles J. Zwebner Chief Executive Officer

4

INDEX OF FINANCIAL STATEMENTS

Page

Financial Statements of Business Acquired

Independent Auditors’ Report	F-2

Balance Sheets as of October 31, 2008, October 31, 2009 and January 31, 2010	F-3

Statements of Loss and Deficit for the Years Ended October 31, 2008 and October 31, 2009 and for the three months ended January 31, 2009 and January 31, 2010	F-4

Statements of Cash Flows for the Years Ended October 31, 2008 and October 31, 2009 and for the three months ended January 31, 2009 and January 31, 2010	F-5

Notes to Consolidated Financial Statements for the Years Ended October 31, 2008 and 2009 and for the three months ended January 31, 2009 and January 31, 2010	F-6

Pro Forma Financial Information

Introduction to Unaudited Condensed Pro Forma Financial Information	F-16

Unaudited Pro Forma Condensed Balance Sheet as of January 31, 2010	F-18

Unaudited Pro Forma Condensed Statement of Operations for the Year Ended October 31, 2009	F-19

Unaudited Pro Forma Condensed Statement of Operations for the Period Ended January 31, 2010	F-20

Notes to Unaudited Condensed Pro Forma Financial Statements	F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Mr. Prepaid, Inc.

We have audited the accompanying balance sheets of Mr. Prepaid, Inc. (the “Company”) as of October 31, 2009 and 2008, and the related statements of loss and accumulated deficit, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mr. Prepaid, Inc. as of October 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company reported net losses of approximately $713,000 and $932,000 during the years ended October 31, 2009 and 2008, respectively, and has a working capital deficiency and shareholder’s deficit of approximately $897,000 and $1,618,000, respectively, at October 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GHP Horwath, P.C.

Denver, Colorado

May 10, 2010

MR. PREPAID, INC.

BALANCE SHEETS

YEARS ENDED OCTOBER 31, 2009 AND 2008

	October 31, 2008	October 31, 2009	January 31, 2010
			(unaudited)
ASSETS

Current assets:
Cash	$23,221	$72,023	$16,548
Accounts receivable, net	62,762	44,538	80,819
Inventory	113,103	123,639	88,439

Total current assets	199,086	240,200	185,806

Equipment, net	88,022	75,438	64,541
Goodwill	900,000	600,000	600,000
Customer lists, net	512,500	362,500	325,000
Intellectual property, net	341,667	241,667	216,667

	1,842,189	1,279,605	1,206,208

Total assets	$2,041,275	$1,519,805	$1,392,014

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current liabilities:
Accounts payable	$185,643	$189,667	$235,620
Due to related parties	680,897	848,004	868,514
Note payable	200,000	100,000	100,000

Total current liabilities	1,066,540	1,137,671	1,204,134

Note payable, shareholder	2,000,000	2,000,000	2,000,000

Total liabilities	3,066,540	3,137,671	3,204,134

Shareholder’s deficit:
Common stock	10	10	10
Accumulated deficit	(1,025,275)	(1,617,876)	(1,812,130)

Total shareholder’s deficit	(1,025,265)	(1,617,866)	(1,812,120)

Total liabilities and shareholder’s deficit	$2,041,275	$1,519,805	$1,392,014

The accompanying notes are an integral part of these financial statements.

MR. PREPAID, INC.

STATEMENTS OF LOSS AND DEFICIT

YEARS ENDED OCTOBER 31, 2009 AND 2008

	Year ended October 31,		Three months ended January 31,
	2008	2009	2009	2010
			(Unaudited)	(Unaudited)

Revenue	$18,200,478	$23,743,147	$5,009,168	$4,667,440
Cost of revenue	17,547,059	22,953,351	4,793,164	4,545,825

Gross profit	653,419	789,796	216,004	121,615

Operating expenses:
Selling, general and administrative expenses	923,131	778,362	212,920	139,023
Costs related to Rapid Link transaction	—	—	—	100,000
Amortization	42,017	54,035	12,444	14,346
Amortization of intangible assets	250,000	250,000	62,500	62,500
Impairment charges	250,000	300,000	75,000	—

	1,465,148	1,382,397	362,864	315,869

Loss from operations	(811,729)	(592,601)	(146,860)	(194,254)

Other expense:
Interest expense	(120,000)	(120,000)	(30,000)	(30,000)

Net loss	(931,729)	(712,601)	(176,860)	(224,254)

Accumulated deficit - beginning of period	(213,546)	(1,025,275)	(1,025,275)	(1,617,876)
Accrued interest waived by shareholder	120,000	120,000	30,000	30,000

Accumulated deficit - end of period	$(1,025,275)	$(1,617,876)	$(1,172,135)	$(1,812,130)

The accompanying notes are an integral part of these financial statements.

MR. PREPAID, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED OCTOBER 31, 2009 AND 2008

	Year ended October 31,		Three months ended January 31,
	2008	2009	2009	2010
			(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(931,729)	$(712,601)	$(176,860)	$(224,254)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization expense	292,017	304,035	74,944	76,846
Loss on impairment of goodwill	250,000	300,000	75,000	—
Accrued interest waived by shareholder	120,000	120,000	30,000	30,000
Changes in operating assets and liabilities:
Accounts receivable	(28,407)	18,224	(56,310)	(36,281)
Inventory	(22,873)	(10,536)	71,295	35,200
Accounts payable	62,209	4,025	(22,071)	45,952

Net cash (used in) provided by operating activities	(258,783)	23,147	(4,002)	(72,537)

Cash flows from investing activities:
Purchases of equipment	(79,984)	(41,452)	(18,572)	(3,448)

Net cash used in investing activities	(79,984)	(41,452)	(18,572)	(3,448)

Cash flows from financing activities:
Advances from related parties	846,948	167,107	13,031	20,510
Payments on note payable	(600,000)	(100,000)	—	—

Net cash provided by financing activities	246,948	67,107	13,031	20,510

Net (decrease) increase in cash	(91,819)	48,802	(9,543)	(55,475)
Cash - beginning of year	115,040	23,221	23,221	72,023

Cash - end of year	$23,221	$72,023	$13,678	$16,548

The accompanying notes are an integral part of these financial statements.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

1.	Organization and nature of business:

Mr. Prepaid Inc., a Florida corporation, (“Mr. Prepaid” or the “Company”), markets and distributes electronic prepaid telecommunication products and services through independent retailers in the Eastern United States.

The Company is subject to various risks in connection with the operation of its business including, among other things, (i) changes in external competitive market factors, (ii) inability to satisfy anticipated working capital or other cash requirements. (iii) changes in the Company’s business strategy or an inability to execute its strategy due to unanticipated changes in the market, (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace, and (v) the Company’s lack of liquidity and its ability to raise additional capital. The Company has an accumulated deficit of approximately $1,618,000 as of October 31, 2009. For the fiscal year ended October 31, 2009, the Company’s net loss was approximately $713,000, on revenues of approximately $24 million.

Funding of the Company’s current and future anticipated operating losses, and expansion of the Company will require continuing capital investment. The Company’s strategy is to fund these cash requirements through debt and equity financing.

There can be no assurance that sufficient debt or equity financing will be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company’s operations in the short term and hinder expansion strategies. The Company continues to explore external financing opportunities. Historically, some of the Company’s funding has been provided by its shareholder. At October 31, 2009, approximately 90% of the Company’s debt is due to the shareholder and other related parties.

The Company’s operating history makes it difficult to accurately assess its general prospects in the prepaid telecommunications industry and the effectiveness of its business strategy. In addition, the Company has limited meaningful historical financial data upon which to forecast its future sales and operating expenses. The Company’s future performance will also be subject to prevailing economic conditions and to financial, business and other factors. Accordingly, the Company cannot assure that it will successfully implement its business strategy or that its actual future cash flows from operations will be sufficient to satisfy debt obligations and working capital needs.

Our independent auditors have included a going concern emphasis paragraph in their audit opinion on our financial statements for the fiscal year ended October 31, 2009. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying balance sheet as of January 31, 2010 and the statements of loss and cash flows for the three months ended January 31, 2010 and 2009, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods have been made. The results of operations for the three months ended January 31, 2010, are not necessarily indicative of operating results for the full year financial condition.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

1.	Organization and nature of business (continued):

Management’s plans:

Through February 24, 2010, the Company was a wholly-owned subsidiary of Blackbird Corporation (“Blackbird”), a telecommunications company. On February 24, 2010, the Company was party to the initial closing under a Share Exchange Agreement, dated October 13, 2009, as amended by an Amendment to Share Exchange Agreement, dated January 21, 2010 (collectively, the “Share Exchange Agreement”), by and among Rapid Link Corporation (“Rapid Link”), Blackbird, certain of the Rapid Link’s principal shareholders, certain principal shareholders of Blackbird, and Mr. Prepaid. Pursuant to the Share Exchange Agreement, Rapid Link acquired from Blackbird all of the issued and outstanding shares of capital stock of Mr. Prepaid in exchange for 10,000,000 shares of Rapid Link’s newly-created Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As a result, the Company has become a wholly-owned subsidiary of Rapid Link.

The Series A Preferred Stock has certain rights and preferences including full voting rights. In addition, the shares of Series A Preferred Stock issued to Blackbird upon the initial closing are convertible into 520,000,000 shares of Rapid Link’s common stock. As a result, on an as-converted basis, these 520,000,000 shares of common stock would constitute approximately 80% of the then-issued and outstanding shares of common stock. The conversion of the Series A Preferred Stock issued to Blackbird is subject to amending Rapid Link’s certificate of incorporation to increase the amount of shares of common stock authorized to be issued by the Company to an amount sufficient to permit the conversion of all such shares of Series A Preferred Stock. The description of the rights and preferences of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Certificate of Designations”).

2.	Summary of significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue recognition:

Revenues generated by prepaid calling cards and point of sale activated Personal Identification Numbers (“PINs”), which represent the primary sources of the Company’s revenues, are recognized as revenue at the point of sale.

Inventory:

Inventory consists of prepaid calling cards and point of sale activated Personal Identification Number (“Pins”) which are valued at the lower of cost and net realizable value.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

2.	Summary of significant accounting policies (continued):

Accounts receivable:

Trade accounts receivable are stated at the amount the Company expects to collect. The Company regularly monitors credit risk exposures in accounts receivable and maintains a general allowance for doubtful accounts based on historical experience for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends and changes in customer payment terms. Should any of these factors change, the estimates made by management would also change, which in turn would impact the level of the Company’s future provision for doubtful accounts. Specifically, if the financial condition of the Company’s customers were to deteriorate, affecting their ability to make payments, additional customer-specific provisions for doubtful accounts may be required. The Company reviews its credit policies on a regular basis and analyzes the risk of each prospective customer individually in order to minimize risk. Based on management’s assessment the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Interest is typically not charged on overdue accounts receivable. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The valuation allowance was approximately $64,500, $14,600, and $80,300 as of October 31, 2009 and 2008, and January 31, 2010, respectively.

Concentrations:

During the periods presented, the Company’s largest supplier accounted for between approximately 64% and 70% of the Company’s purchases of PINs for resale. Management believes that the Company could find alternative supply sources if it should lose this major supplier. However, such a loss could result in delays in the sale of the Company‘s products, which could have an adverse impact on the Company’s results of operation and cash flows.

Property and equipment:

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Expenditures for repairs and maintenance are charged to expense as incurred.

Goodwill:

The Company reviews goodwill arising from business combinations for impairment annually, or more frequently if impairment indicators arise. Impairment indicators include (i) a significant decrease in the market value of an asset (ii) a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action by a regulator, and (iv) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

2.	Summary of significant accounting policies (continued):

Segment information:

The Company has one operating segment and one reporting unit. For the purpose of identifying the reporting units (i) an operating segment is a reporting unit if discrete financial information is available (ii) management regularly reviews individual operating results and (iii) similar economic characteristics of components within one operating segment in a single reporting unit. The Company’s management regularly reviews one set of financial information, and all of the Company’s products share similar economic characteristics. Therefore, the Company has determined that it has one single reporting unit.

Long-lived assets:

Long-lived assets, including the Company’s customer lists and intellectual property arising from business combinations, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if an impairment is indicated by its carrying value not being recoverable through undiscounted cash flows. The impairment loss is the difference between the carrying amount and the fair value of the asset estimated using discounted cash flows. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

During 2009 and 2008, the Company completed goodwill and long-lived asset impairment analyses. Based on the work performed, management concluded that an impairment loss existed. Accordingly, the Company recorded non-cash impairment charges for goodwill in 2009 and in 2008. The impairment charges resulted primarily from the general economic downturn in the U.S. in 2008 and from a decline in the customer base in 2009. Management estimated the impairment charges by cash flow analyses and by consideration of current market conditions and transactions in the prepaid telecommunications industry.

Fair value of financial instruments:

The carrying amount of financial instruments included in current assets and liabilities and long-term debt is not materially different from fair value because of the short maturity of the instruments and/or their respective interest rate amounts and other terms have been negotiated recently. The fair value of related party notes and advances payable are not practicable to estimate due to the related party nature of the underlying transactions.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

2.	Summary of significant accounting policies (continued):

Income taxes:

The Company utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed for differences between the financial statement carrying amounts and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are recorded when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Recent accounting pronouncements:

In June 2009, the Financial Accounting Standards Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. Therefore, all references made to US GAAP now use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing US GAAP, it did not have any impact on the Company’s financial position or results of operations.

In September 2006, the FASB issued guidance under Accounting Standards Codification 820 (“ASC 820”), Fair Value Measurements. ASC 820 defines fair value, established a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 is generally effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted this guidance at the beginning of fiscal year 2009. The adoption of this guidance did not significantly affect the Company’s financial condition or results of operations.

In December 2007, the FASB issued guidance under ASC 805, Business Combinations. ASC 805 will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under ASC 805, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. ASC 805 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company adopted this standard in fiscal 2010. The provisions of ASC 805 will impact the Company if it is a party to a business combination after the pronouncement is adopted.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

2.	Summary of significant accounting policies (continued):

Recent accounting pronouncements (continued):

In December 2007, the FASB issued guidance under ASC 810, Non-controlling Interests in Consolidated Financial Statements, which becomes effective for fiscal periods beginning after December 15, 2008 (November 1, 2009 for the Company). This statement amends ARB 51 to establish accounting and reporting standards for the non- controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure on the face of the statement of income, of the amounts of net income attributable to the parent and to the non-controlling interest. In addition, this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. The Company does not expect the adoption of this statement to have a material impact on its financial statements.

In April 2008, the FASB issued guidance under ASC 350, Determination of the Useful Life of Intangible Assets. This guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible. Previously, an entity was precluded from using its own assumptions about renewal or extension of an arrangement where there was likely to be substantial cost or material modifications. This guidance removes the requirement for an entity to consider whether an intangible asset can be renewed without substantial cost or material modification to the existing terms and conditions and requires an entity to consider its own experience in renewing similar arrangements. This guidance also increases the disclosure requirements for a recognized intangible asset to enable a user of financial statements to assess the extent to which the expected future cash flows associated with the asset are affected by the entity’s intent or ability to renew or extend the arrangement. This guidance is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset is applied prospectively to intangible assets acquired after the effective date. Accordingly, the Company does not anticipate that the initial application of this guidance will have an impact on the Company. The disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date.

In June 2008, the FASB issued guidance under ASC 815, Determining Whether an Instrument for Embedded Feature is Indexed to a Company’s Own Stock. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008 (November 1, 2009 for the Company), and interim periods within those fiscal years. Early application is not permitted. A contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. This guidance provides a two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception. The Company is evaluating the impact of this guidance to its financial statements.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

2.	Summary of significant accounting policies (continued):

Recent accounting pronouncements (continued):

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements. Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. Both standards will be effective for the Company in the first quarter of 2011. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this standard may have on its consolidated financial statements.

3.	Equipment:

	October 31,		January 31, 2010 (unaudited)
	2008	2009

Computer equipment	—	$1,775	$1,775
Furniture and fixtures	$2,106	2,106	2,106
Point of Sale Activation Terminals	130,757	170,434	173,882

	132,863	174,315	177,763
Less accumulated depreciation and amortization	44,841	98,877	113,222

	$88,022	$75,438	$64,541

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

4.	Goodwill and other intangible assets:

The following sets forth information for intangible assets subject to amortization and for intangible assets not subject to amortization.

	October 31,		January 31, 2010 (unaudited)
	2008	2009
Customer lists
Gross carrying amount	$750,000	$750,000	$750,000
Accumulated amortization	(237,500)	(387,500)	(425,000)

	$512,500	$362,500	$325,000

Intellectual Property
Gross carrying amount	$500,000	$500,000	$500,000
Accumulated amortization	(158,333)	(258,333)	(283,333)

	$341,667	$241,667	$216,667

Unamortized intangible asset
Goodwill	$900,000	$600,000	$600,000

For the fiscal years ended October 31, 2008 and 2009, goodwill impairment charges of $250,000 and $300,000, respectively, were recorded as a result of the Company’s annual impairment analysis.

5.	Due to related parties:

The amounts due to related parties represent cash advances made to the Company from other companies wholly owned by the Company’s shareholder. These amounts are unsecured and non-interest bearing with no specific terms of repayment.

6.	Note payable:

This note payable to a third party is non-interest bearing and is secured by a priority claim on all assets of the Company. This note was originally due in June 2008, and extended to December 2009. The note remains unpaid and is now due on demand.

7.	Note payable shareholder:

The Company has a note payable to Blackbird Corporation in which the Company can borrow up to $2,000,000. The note bears interest at 6% per annum, and is due September 30, 2017. The note is secured by all assets of the Company. Blackbird Corporation has waived all interest due through January 31, 2010. The Company has accounted for this waived interest as a contribution of capital from the shareholder.

8.	Share capital:

	October 31,		January 31, 2010
	2008	2009
Authorized 10,000 common shares; par value $0.01 per share; 1,000 issued and outstanding	$10	$10	$10

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

9.	Income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at October 31, 2008 and 2009 are as follows:

	2008	2009
Deferred tax assets
Net operating loss carryforwards	$392,870	$635,154
Valuation allowance	(392,870)	(635,154)

Net deferred assets	$—	$—

The following is a reconciliation of the Company’s income tax expense (benefit) at the statutory rate to the income tax expense (benefit) at the effective tax rate:

	2008	2009
Income tax benefit at statutory rate	$316,788	$242,284
Change in valuation allowance	(316,788)	(242,284)

Net income tax benefit	$—	$—

At October 31, 2009, the Company has U.S. net operating loss carryforwards for federal income tax purposes of approximately $1,868,000, which expire in 2028 through 2029. Utilization of U.S. net operating losses is subject to annual limitations provided for by the Internal Revenue Code. The annual limitation may also result in the expiration of net operating loss carryforwards before utilization.

Realization of tax benefits depends on having sufficient taxable income within the carryback and carryforward periods. The Company continually reviews the adequacy of the valuation allowance and recognizes these benefits as reassessment indicates that it is more likely than not that the benefits will be realized. Based on pretax losses incurred in prior years, management has established a valuation allowance against the entire net deferred asset balance.

10.	Allocation of expenses:

Mr. Prepaid Inc. is an affiliate of Blackbird Corporation. Many operating expenses, primarily salary costs and rent of Mr. Prepaid Inc., were incurred and paid by Blackbird. In accordance with Staff Accounting Bulletin 55, these financial statements reflect all of the costs associated with the operations of Mr. Prepaid, Inc. While certain costs incurred by Blackbird are directly attributable to Mr. Prepaid, Inc., other costs were shared between the two organizations. In situations where the costs were shared, expense has been allocated between Blackbird and Mr. Prepaid, Inc. Management believes that the methodologies used are reasonable. Salaries, taxes and benefits were allocated based upon functions of employees. Rent and occupancy costs were allocated based on space utilized.

MR. PREPAID, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDED OCTOBER 31, 2009 AND 2008

THREE MONTHS ENDED JANUARY 31, 2010 AND 2009 (UNAUDITED)

10.	Subsequent events:

In May 2009, the FASB issued a new accounting standard which established general accounting standards and disclosure for subsequent events. In accordance with this standard, the Company evaluated subsequent events through the date of this Form 8-K filing with the Securities and Exchange Commission (SEC).

RAPID LINK, INC.

UNAUDITED CONDENSED PRO FORMA

FINANCIAL INFORMATION

On February 24, 2010, Rapid Link Corporation (“Rapid Link,” the “Company”) consummated the initial closing under a Share Exchange Agreement, dated October 13, 2009, as amended by an Amendment to Share Exchange Agreement, dated January 21, 2010 (collectively, the “Share Exchange Agreement”), by and among the Company, Blackbird Corporation (“Blackbird”), certain of the Company’s principal shareholders, certain principal shareholders of Blackbird, and Mr. Prepaid, formerly a wholly-owned subsidiary of Blackbird. Pursuant to the Share Exchange Agreement, the Company acquired from Blackbird all of the issued and outstanding shares of capital stock of Mr. Prepaid in exchange for 10,000,000 shares of Rapid Link’s newly-created Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As a result, Mr. Prepaid, Inc. (“Mr. Prepaid”) has become a wholly-owned subsidiary of the Company.

Mr. Prepaid is in the business of providing prepaid telecommunication and transaction based point of sale activation solutions through approximately 1,000 independent retailers in the Eastern United States. Mr. Prepaid’s product offering includes prepaid wireless PINs for use with various mobile telephone providers.

The Series A Preferred Stock has certain rights and preferences including full voting rights. In addition, the shares of Series A Preferred Stock issued to Blackbird upon the initial closing are convertible into 520,000,000 shares of the Company’s common stock. As a result, on an as-converted basis, these 520,000,000 shares of common stock would constitute approximately 80% of the then-issued and outstanding shares of common stock. The conversion of the Series A Preferred Stock issued to Blackbird is subject to amending Rapid Link’s certificate of incorporation to increase the amount of shares of common stock authorized to be issued by the Company to an amount sufficient to permit the conversion of all such shares of Series A Preferred Stock. The description of the rights and preferences of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Certificate of Designations”).

Immediately after the initial closing, all of the outstanding capital stock of the Company’s former wholly-owned subsidiaries, Telenational Communications, Inc. (“Telenational”) and One Ring Networks, Inc. (“One Ring”), was transferred to a third party. In connection with this transfer, the transferee also assumed the balance of the indebtedness due to the Lenders. The transfer of Telenational and One Ring is without recourse or liability to the Company.

The terms are subject to the conditions set forth in the Share Exchange Agreement, at a subsequent closing subject to the satisfaction of certain additional conditions including obtaining consents to transfer certain telecommunications licenses from the Federal Communication Commission and state regulatory authorities, Blackbird will also deliver to the Company all of the issued and outstanding shares of capital stock of all other Blackbird subsidiaries. At such subsequent closing, certain assets necessary to conduct the core business of Telenational will be transferred to a wholly-owned subsidiary of the Company in exchange for the assumption by such transferee of $1.85 million of indebtedness owed to certain creditors. Such indebtedness will be secured by the Telenational assets.

The accompanying unaudited condensed pro forma balance sheet as of January 31, 2010, gives effect to the initial transaction as if it had been consummated on January 31, 2010. The condensed statements of operations for year ended October 31, 2009, and the three months ended January 31, 2010, gives effect to the transaction as if it had been consummated at the beginning of the periods presented.

The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements of Rapid Link (included herein) as well as those of the Company. The unaudited pro forma condensed statement of operations does not purport to be indicative of the results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

RAPID LINK CORPORATION

PROFORMA CONDENSED BALANCE SHEET

(UNAUDITED)

JANUARY 31, 2010

ASSETS

	Rapid Link	Mr. Prepaid	Proforma adjustments		Proforma total
	(Historical)	(Historical)
Current assets:
Cash and cash equivalents	$56,297	$16,548	$(56,297)	A		$16,548
Accounts receivable	659,547	80,819	(659,547)	A		80,819
Inventory		88,439				88,439
Prepaid and deposits	22,798		(22,798)	A

Total current assets	738,642	185,806	(738,642)			185,806

Property and equipment, net	2,375,211	64,541	(2,375,211)	A		64,541
Deposits and other assets	305,294		(305,294)	A
Deferred financing fees, net	259,524		(259,524)	A
Intangible assets, net		1,141,667				1,141,667

	2,940,029	1,206,208	(2,940,029)			1,206,208

	$3,678,671	$1,392,014	$(3,678,671)			$1,392,014

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Revolving line of credit	$1,670,810	$	$(1,670,810)	A	$
Accounts payable	2,996,785	235,620	(2,921,785)	A		310,620
Accrued liabilities	1,423,556		(1,423,556)	A
Deferred revenue	178,704		(178,704)	A
Due to related parties		868,514				868,514
Capital lease obligations, less current portion	199,132		(199,132)	A
Convertible notes, current portion	1,521,777		(1,521,777)	A
Notes payable, current portion	5,736,784	100,000	(5,736,784)	A		100,000

Total current liabilities	13,727,548	1,204,134	(13,652,548)			1,279,134

Capital lease obligations, less current portion	1,623,725		(1,623,725)	A
Notes payable related parties, less current portion	3,240,000		(3,240,000)	A
Other	748,990		(748,990)	A
Secured note payable		2,000,000	1,250,000	B		3,250,000

	5,612,715	2,000,000	(4,362,715)			3,250,000

Total liabilities	19,340,263	3,204,134	(18,015,263)			4,529,134

Stockholders’ equity (deficit):
Common stock	74,782	10	(10)	C		74,782
Convertible preferred stock			10	C		10
Additional paid-in capital	50,206,214		(50,206,214)	C		—
Accumulated loss	(65,887,718)	(1,812,130)	64,542,806	C		(3,157,042)
Treasury stock	(54,870)					(54,870)

Total stockholders’ equity (deficit)	(15,661,592)	(1,812,120)	14,336,592			(3,137,120)

	$3,678,671	$1,392,014	$(3,678,671)			$1,392,014

See notes to unaudited proforma condensed consolidated financial statements.

RAPID LINK CORPORATION

PROFORMA CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

YEAR ENDED OCTOBER 31, 2009

	Rapid Link	Mr. Prepaid	Total	Proforma adjustments		Proforma total
	(Historical)	(Historical)

Net revenue	$14,946,295	$23,743,147	$38,689,442	$(14,946,295)	A	$23,743,147
Cost of revenue	10,113,325	22,953,351	33,066,676	(10,113,325)	A	22,953,351

Gross profit	4,832,970	789,796	5,622,766	(4,832,970)		789,796

Operating expenses:
Selling, general and administrative	6,719,895	778,362	7,498,257	(6,579,895)	A	918,362

Operating (loss) income	(1,886,925)	11,434	(1,875,491)	1,746,925		(128,566)

Other income (expense):
Interest expense:
Related parties	271,084	120,000	391,084	(271,084)	A	120,000
Other	956,412		956,412	(856,412)	A E	100,000
Amortization	1,980,106	304,035	2,284,141	(1,980,106)	A	304,035
Other	351,124		351,124	(351,124)	A
Write down of goodwill	6,371,866	300,000	6,671,866	(6,371,866)	A	300,000

	9,930,592	724,035	10,654,627	(9,830,592)		824,035

Net (loss) income	$(11,817,517)	$(712,601)	$(12,530,118)	$11,577,517		$(952,601)

Basic and diluted net loss per share	$(0.16)					$(0.01)

Basic and diluted weighted average number of common shares outstanding	73,238,135			0	D	73,238,135

See notes to unaudited proforma condensed consolidated financial statements.

RAPID LINK CORPORATION

PROFORMA CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

PERIOD ENDED JANUARY 31, 2010

	Rapid Link	Mr. Prepaid	Total	Proforma adjustments		Proforma total
	(Historical)	(Historical)

Net revenue	$2,439,977	$4,667,440	$7,107,417	$(2,439,977)	A	$4,667,440
Cost of revenue	1,363,963	4,545,825	5,909,788	(1,363,963)	A	4,545,825

Gross profit	1,076,014	121,615	1,197,629	1,319,244		121,615

Operating expenses:
Selling, general and administrative	1,820,540	139,023	1,959,563	(1,785,540)	A	174,023
Restructuring costs		100,000	100,000			100,000

	1,820,540	239,023	2,059,563	(1,785,540)		274,023

Operating (loss) income	(744,526)	(117,408)	(861,934)	(466,296)		(152,408)

Other income (expense):
Interest expense:
Related parties	68,365	30,000	98,365	(68,365)	A	30,000
Other	249,250		249,250	(224,250)	A E	25,000
Gain on extinguishment of debt	(610,060)		(610,060)	610,060	A
Amortization	305,697	76,846	382,543	(305,697)	A	76,846

	13,252	106,846	120,098	11,748		131,846

Net (loss) income	$(757,778)	$(224,254)	$(983,032)	$(478,044)		$(284,254)

Basic and diluted net loss per share	$(0.02)					$(0.01)

Basic and diluted weighted average number of common shares outstanding	75,217,420			0	D	75,217,420

See notes to unaudited proforma condensed consolidated financial statements.

RAPID LINK, INC.

NOTES TO UNAUDITED CONDENSED

PRO FORMA FINANCIAL STATEMENTS

The following adjustments are made to the accompanying pro forma balance sheet and statement of operations:

(A)	This entry is to reflect the transfer of all the outstanding capital stock of the Company’s former wholly-owned subsidiaries, Telenational Communications, Inc. and One Ring Networks, Inc. to a third party immediately after the initial closing on February 24, 2010. Because all of the operating businesses of Rapid Link were transferred immediately after initial closing, the transaction is being accounted for as a recapitalization of Mr. Prepaid Inc.

(B)	This entry reflects the amendment and restatement of the senior secured debt of Rapid Link Inc. bearing interest only at 8% per annum due February 28, 2013

(C)	This entry reflects the acquisition of all the common stock of Mr. Prepaid Inc. in exchange for 10,000,000 Series A Preferred Stock

(D)	The 10,000,000 Series A preferred shares issued in the transaction are excluded from the calculation of net loss per share because the conversion would be anti-dilutive.

(E)	This entry reflects the interest expense under the restated secured debt of Rapid Link Inc. At the time of the transaction the interest rate on this debt was changed from 10% to 8% per annum.